GARB Oil & Power Corp., announces LOI to purchase O’Leary Enterprise Inc.

SALT LAKE CITY UT, December 12, 2012: Garb Oil & Power Corporation (USOTC: GARB). On November 30, 2012, Garb Oil and Power Corporation (“Garb”) entered into a letter of intent (the “LOI”) for the purchase of 100% of O’Leary Enterprise Inc. (the “Business”), and building and land (the “Property”) on which the business is operated, owned by Gregory O’Leary and Angela O’Leary.

The LOI specifies that it is a non-binding letter of intent, and not an agreement of sale.  However, it specifies the terms pursuant to which Garb seeks to acquire the Business and the Property from Mr. and Mrs. O’Leary (collectively, the “Sellers”).

Pursuant to the LOI, Garb has proposed to purchase the Business and the Property for an aggregate purchase price of $8,275,000, broken out as follows: $3,750,000 would be for the Property on which the Business is located, and $4,525,000 would be for 100% ownership of the Business.

The offer to purchase the Business and the Property are subject to certain conditions, including but not limited to:

-	The offer is to be considered all or nothing that is, Garb is interested in buying the Property and the Business and will only purchase the Property and Business combined;
-	The offer is subject to due diligence, which Garb estimates will finish by February 15, 2013, with full confirmation of reported events;
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Confirmation by means of Sellers’ representations and Garb’s due diligence investigation that there are no actions, complaints, filings or other legal or non-legal procedures initiated or known to be initiated regarding any dumping, spilling, misuse or improper handling of hazardous materials as the business or on the property;

-	Title reports and surveys being provided to Garb;
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The offer is also subject to audit of O’Leary Enterprise Inc., for the 2012, 2011, and 2010 financial years and 2013 updated financials, with the understanding that the audit will be carried out by auditors selected and fully paid by Garb, with the offer also being subject to Auditors’ approval of audited entries; and

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Confirmation by means of Sellers’ representations and Garb’s due diligence investigation that all licenses relating to the permissions to trade, if any, are valid in force and up to date and that such licenses are transferrable with the sale of the assets of the business.

The Parties anticipate that the proposed acquisition is to be completed by no later than close of business February 28, 2013.  If, however, both parties do not close a Definitive Agreement of Sale by January 31, 2013, time being of the essence, either Garb or the Sellers will have the right to cancel the LOI and the acquisition will be considered null, void and terminated by both sides.

About the Company: Garb Oil & Power Corporation (Garb) was founded in 1972. The Company is a pioneer in the recycling and waste industries.  The Company’s founder invented, patented and produced the first shredder in the world designed specifically for shredding tires. This shredder revolutionized the waste tire world. This tradition for innovation, now stemming over 40 years, is a key founding principle upon which Garb thrives.  The Company continues to infuse this same tradition of enthusiasm and innovation into its operations, and the Company’s founder’s trademark commitment to breaking new ground will carry on into the future. The new industries of Waste Rubber, Electronic Waste (E-waste) and Waste-to-Energy are the new areas upon which Garb is currently focusing its innovative spirit.  Management believes that the integration of Garb’s ClosedCycle™ principle and the attainment of a NoWaste™ process in these industries, is essential for Earth in the 21st century.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

Certain statements in this announcement contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Generally, the words “believes”, “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements which include, but are not limited to, statements concerning the Company’s expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Readers should carefully review this announcement in its entirety, including but not limited to our financial statements and the notes thereto. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

OTHER PERTINENT INFORMATION

When used in this announcement, the terms “GARB”, the “Company”, “we”, “our”, and “us” refers to GARB OIL & POWER CORPORATION, a Utah corporation.

Garb Oil & Power Corporation
+1-801-738-1355 Office
John Rossi President & CEO
Email: info@garbmail.com
Websites: www.garbop.com